Back to Form 8-K
Exhibit 99.1
CONTACTS:
Investor relations:	Media relations:
Gregg Haddad	Denise Malecki
813-206-3916	813-206-2747
gregg.haddad@wellcare.com	denise.malecki@wellcare.com

WELLCARE’S ‘OHANA HEALTH PLAN SELECTED TO PROVIDE
BEHAVIORAL HEALTH SERVICES TO MEDICAID-ELIGIBLE ADULTS
WITH SERIOUS MENTAL ILLNESSES IN HAWAII

TAMPA, Fla. (October 30, 2012) — WellCare Health Plans, Inc. (NYSE: WCG) today announced that ‘Ohana Health Plan (‘Ohana) has been awarded a Hawaii statewide contract to case manage, authorize and facilitate the delivery of behavioral health services to Medicaid-eligible adults who have serious mental illnesses, and who are participants in the state’s QUEST Expanded Access (QExA) health program. The Hawaii Department of Human Services, Med-QUEST Division, anticipates that services will start in early 2013. The contract term is expected to run through June 6, 2015, and would include a possible extension until June 30, 2018.

Based on currently available information, it is estimated that this Community Care Services program serves between 800 and 1,000 residents of Hawaii. ‘Ohana, along with another managed care plan, currently provides other services to these members through the QExA program.

“With this award, ‘Ohana will become the only health plan to serve the full range of Medicaid-eligible populations across all six islands in Hawaii,” said Wendy Morriarty, president of ‘Ohana Health Plan. “It will be an honor to serve one of our state’s most fragile populations. As a provider of a full spectrum of health care services, we understand how critical it is to coordinate all aspects of our members’ care, especially members with serious, chronic illnesses.”

WellCare has more than 10 years of experience in coordinating behavioral health services for members, but this is the first stand-alone behavioral health contract a WellCare subsidiary has won through a competitive procurement. ‘Ohana will assess the behavioral health needs of each Community Care Services member, and coordinate care with the member’s case management team and behavioral health experts.

In 2008, ‘Ohana was one of two health plans awarded a contract through the QExA program to provide services to eligible residents who are aged, blind and disabled. In January 2012, 'Ohana was selected as one of five plans to serve approximately 230,000 QUEST program beneficiaries across Hawaii. As of June 30, 2012, ‘Ohana served nearly 30,000 Hawaii residents and is the only health plan in the state that serves QUEST, QExA, Medicare Advantage and Medicare Prescription Drug Plan members.

About WellCare Health Plans, Inc.

WellCare Health Plans, Inc. provides managed care services targeted to government-sponsored health care programs, focusing on Medicaid and Medicare. Headquartered in Tampa, Florida, WellCare offers a variety of health plans for families, children, and the aged, blind, and disabled, as well as prescription drug plans. The company served approximately 2.6 million members nationwide as of June 30, 2012. For more information about WellCare, please visit the company's website at www.wellcare.com.

‘Ohana Health Plan is a health plan offered by WellCare Health Insurance of Arizona, Inc. For more information about ‘Ohana, please visit the company’s website at www.ohanahealthplan.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions are forward-looking statements. WellCare’s statements regarding the anticipated start date of the program and the anticipated contract term are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare's actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, WellCare’s ability to effectively manage growth, WellCare’s ability to build and maintain cost-effective contracts with providers, and WellCare's progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth.

Additional information concerning these and other important risks and uncertainties can be found under the captions "Forward-Looking Statements" and "Risk Factors" in WellCare’s Annual Report on Form 10-K for the year ended December 31, 2011, WellCare’s Quarterly Report on Form 10-Q for the period ended June 30, 2012 and other subsequent filings by WellCare with the U.S. Securities and Exchange Commission, which contain discussions of WellCare's business and the various factors that may affect it. WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

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